                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)

                                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                     SEPTEMBER 30                SEPTEMBER 30
                                                               -------------------------- ---------------------------
                                                                   2000         1999          2000          1999
                                                               ------------- ------------ -------------- ------------
Earnings:
   Pretax income                                                     $27.3        $37.1         $137.4       $117.1
   Add fixed charges:
       Interest on indebtedness                                       10.5          8.9           30.4         26.8
       Portion of rent representing the interest factor                1.8          1.2            4.3          3.6
       Accretion to face value of redeemable
             convertible preferred stock                                 -          0.2            0.2          0.6
                                                               ------------- ------------ -------------- ------------
   Sub-total of income as adjusted                                    39.6         47.4          172.3        148.1
       Interest on fixed annuities and financial products            135.8        131.3          396.3        395.5
                                                               ------------- ------------ -------------- ------------
    Total income as adjusted                                        $175.4       $178.7         $568.6       $543.6
                                                               ============= ============ ============== ============


Fixed charges:
   Interest on indebtedness                                          $10.5         $8.9          $30.4        $26.8
   Portion of rent representing the interest factor                    1.8          1.2            4.3          3.6
   Accretion to face value of redeemable
          convertible preferred stock                                    -          0.2            0.2          0.6
                                                               ------------- ------------ -------------- ------------
   Sub-total of fixed charges                                         12.3         10.3           34.9         31.0
   Interest on fixed annuities and financial products                135.8        131.3          396.3        395.5
                                                               ------------- ------------ -------------- ------------
   Combined fixed charges                                            148.1        141.6          431.2        426.5
   Preferred stock dividends                                           0.2          0.4            0.9          1.1
                                                               ------------- ------------ -------------- ------------
   Fixed charges and preferred stock dividends                      $148.3       $142.0         $432.1       $427.6
                                                               ============= ============ ============== ============

Ratio of earnings to fixed charges:

   Excluding interest on fixed annuities and financial
   products                                                         3.22 x       4.60 x         4.94 x       4.78 x
                                                               ============= ============ ============== ============

   Including interest on fixed annuities and financial
   products                                                         1.18 x       1.26 x         1.32 x       1.27 x
                                                               ============= ============ ============== ============

Ratio of earnings to combined fixed charges and preferred stock dividends:

   Excluding interest on fixed annuities and financial
   products                                                         3.17 x       4.43 x         4.81 x       4.61 x
                                                               ============= ============ ============== ============

   Including interest on fixed annuities and financial
   products                                                         1.18 x       1.26 x         1.32 x       1.27 x
                                                               ============= ============ ============== ============
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